Exhibit 99.2

HEALTHIER CHOICES MANAGEMENT CORP. (“HCMC”)
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements give effect to events that are (1) directly attributable to the following acquisition: (2) factually supportable, and  with respect to the pro forma condensed combined statements of operations, (3) expected to have a continuing impact on the combined results following the business acquisition. The unaudited pro forma financial information considers the aggregation of financial statement impacts for the following transactions, referred to in this document as "the acquisition transaction".

On February 8, 2022, HCMC through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Mother Earth’s Storehouse Inc. (“HCM3”) and its shareholders. (See Note 2 - Acquisition of Mother Earth’s Storehouse Inc.)

The business combinations of Healthier Choices Management Corp and of Mother Earth’s Storehouse Inc were accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, HCMC estimated the fair value of Mother Earth’s Storehouse Inc assets acquired and liabilities assumed and conformed the accounting policies to its own accounting policies.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021, gives effect only to the acquisition of certain net business assets of Mother Earth’s Storehouse Inc and is included in HCMC’s consolidated Balance Sheet as of that date. The unaudited pro forma condensed combined statements of operations for the year-ended December 31, 2021give effect to the acquisition of certain net business assets of Mother Earth’s Storehouse Inc.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisitions occurred on the dates indicated. They also do not reflect the realization of any expected cost savings from the acquisition transactions or planned cost savings initiatives following the completion of the transaction and may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

HEALTHIER CHOICES MANAGEMENT CORP.
PROFORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2021
(UNAUDITED)

	31-Dec-21
			Pro-Forma	Pro-Forma
	HCMC	MES *	Adjustments	HCMC
TOTAL CURRENT ASSETS	$28,773,539	$3,426,768	$2,576,415	$34,776,722

TOTAL ASSETS	34,443,487	4,341,726	8,249,722	47,034,935
				0
TOTAL CURRENT LIABILITIES	2,523,994	507,052	899	3,031,945
				0
TOTAL LIABILITIES	5,209,830	507,052	1,659,019	7,375,901

Stockholder's Equity	29,233,657	3,834,674	6,590,703	39,659,034
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,443,487	$4,341,726	$8,249,722	$47,034,935

* Mother Earth’s Storehouse Inc.

HEALTHIER CHOICES MANAGEMENT CORP.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(UNAUDITED)

	HCMC	MES *	Proforma
SALES:
Vapor sales, net	$2,084,813	$-	$2,084,813
Grocery sales, net	11,235,041	14,292,166	25,527,207
Total Sales	13,319,854	14,292,166	27,612,020
Cost of sales vapor	839,599	-	839,599
Cost of sales grocery	7,187,701	9,389,790	16,577,491
GROSS PROFIT	5,292,554	4,902,376	10,194,930

EXPENSES:
Selling, general and administrative	10,033,048	4,042,520	14,075,568
Total operating expenses	10,033,048	4,042,520	14,075,568
Operating loss	(4,740,494)	859,856	(3,880,638)

OTHER INCOME (EXPENSES):
Gain on debt settlements	767,930	-	767,930
Other expenses, net	(26)	678,514	678,488
Interest expense, net	(65,281)	-	(65,281)
Gain (loss) on investment	412	-	412
Total other income (expense), net	703,035	678,514	1,381,549

NET LOSS	$(4,037,459)	$1,538,370	$(2,499,089)

* Mother Earth’s Storehouse Inc.

 NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The following is a brief description of the amounts presented in each of the column headings for each of the unaudited pro forma condensed combined balance sheets and statements of operations, which should be read in conjunction with the Healthier Choices Management Corp. historical consolidated financial statements and accompanying notes included in HCMC's Annual Report on Form 10-K for the year ended December 31, 2021.

Healthier Choices Management Corp.

The columns reflect the audited balance sheet of HCMC as of December 31, 2021, and historical audited operating results of  HCMC. for the year ended December 31, 2021.

 Mother Earth’s Storehouse Inc. Acquisition

The columns reflect the audited balance sheet of Mother Earth’s Storehouse Inc. as of December 31, 2021, and historical audited operating results of Mother Earth’s Storehouse Inc. for the pre-acquisition periods January 1, 2021, to December 31, 2021, which were derived from the audited financial statements of Mother Earth’s Storehouse Inc. presented in Exhibit 99.1.

Pro Forma Adjustments
This column on the pro forma statements of operations reflects an estimate of the incremental impact for the year ended December 31, 2021.

The pro forma adjustments column on the combined balance sheet as of December 31, 2021, include the estimated fair values of the assets acquired and liabilities assumed from Mother Earth’s Storehouse Inc. as of the date of the acquisition.

2.  Acquisition of Mother Earth’s Storehouse Inc

On February 8, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, entered into an Asset Purchase Agreement with Mother Earth’s Storehouse Inc. (“HCM3”) and its shareholders. Pursuant to the Purchase Agreement, HCM3 acquired certain assets and assume certain liabilities related to Mother Earth’s grocery stores in Kingston and Saugerties, New York. The Company intends to continue to operate the grocery stores under their existing name. The cash purchase price under the Asset Purchase Agreement is approximately $4.5 million, with an additional $677,500 paid for inventory at closing. In addition, the Company assumed a lease obligation for the Kingston, NY store and entered into an employment agreement with the store manager.

The acquisition of Mother Earth’s Storehouse Inc is a considered significant as defined under Rule 3-05 of Regulation S-X. The audited financial statements of Mother Earth’s Storehouse Inc  for the years ended December 31, 2021, and 2020 are included in this Amended Form 8-K.

The purchase consideration paid to the Seller was allocated to the preliminary fair value of the net tangible assets acquired, with the remainder recorded as goodwill on a preliminary basis. Goodwill recognized from the transaction mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business. The preliminary purchase price allocation was based, in part, on management’s knowledge of Mother Earth’s Storehouse Inc. business and the results of a third-party appraisal commissioned by management. The Company also incurred approximately $70,000 of transaction costs because of the Mother Earth’s Storehouse Inc, which are not presented in the accompanying audited condensed combined financial statements as these costs do not have a continuing impact on the Company’s operating results.

Purchase Consideration
Cash Consideration paid	$5,278,000

Purchase price allocation
Inventory	805,000
Property and equipment	3,001,000
Intangible assets	1,755,000
Other liabilities	(283,000)
Long term debt	(1,883,000)
Net assets acquired	3,395,000
Goodwill	1,883,000
Total Consideration	5,278,000

Finite-lived intangible assets
Trade Names/Trademarks	640,000
Customer Relationships	714,000
Non-Compete Agreement	401,000
Other liabilities	$1,755,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the accompanying pro forma balance sheets and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of long-lived assets, (2) changes in the allocation of purchase consideration in excess of fair value to separately identifiable intangible assets and (3) other changes to assets and liabilities.